Exhibit 10.1

August 29, 2008

Madison Gas and Electric Company

133 S. Blair St.
Madison, WI  53701

Attention: Vice President and Treasurer

Ladies and Gentlemen:

JPMorgan Chase Bank, N.A. (the “Bank”) is pleased to advise Madison Gas and Electric Company (the “Borrower”) that the Bank has approved a committed credit facility in an amount not exceeding $20,000,000 (such amount, as reduced from time to time pursuant hereto, the “Commitment Amount”).  The facility shall be available on the terms and conditions set forth below.

1.

DEFINITIONS AND INTERPRETATION.

1.1

Definitions.  In addition to the terms defined in the introductory paragraph, (a) capitalized terms used but not defined herein have the respective meanings set forth in the Syndicated Agreement (as defined below), mutatis mutandis, and (b) the following terms have the following meanings:

“Agreement” means this C redit Agreement as amended or otherwise modified from time to time.

“Base Rate Loan” means a Loan that bears interest based on the Alternate Base Rate.

“Commitment” means the commitment of the Bank to make Loans hereunder.

“Default” means any event described in Section 7.1.

“Dollar” and the “$” sign each mean lawful currency of the United States of America.

“Eurodollar Loan” means a Loan that bears interest based upon the Eurodollar Rate.

“Interest Payment Date” means (a) for any Eurodollar Loan, the last day of each Interest Period therefor and, if any such Interest Period is longer than three months, the three-month anniversary of the first day of such Interest Period, (b) for any Base Rate Loan, the last day of each calendar quarter and (c) for any Loan, (i) any date on which such Loan is converted, prepaid or repaid and (ii) after the maturity of such Loan, any date on which demand is made by the Bank.

“Interest Period” means, for any Eurodollar Loan, the period commencing on the borrowing date therefor or the date such Loan was converted to a Eurodollar Loan or continued as a Eurodollar Loan for a new Interest Period and ending on the date one, two, three or six months thereafter (or such other period as the Borrower and the Bank may agree) as the Borrower shall specify pursuant to Section 2.2 or 2.3; provided that (i) no Interest Period shall extend beyond the scheduled Termination Date; and (ii) the length of any Interest Period shall be subject to the proviso in the second sentence of the definition of “Interest Period” in the Syndicated Agreement and the entire third sentence of such definition.

“Loan” - see Section 2.1.

“Syndicated Agreement” means the Amended and Restated Credit Agreement dated as of December 21, 2005 among the Borrower, various financial institutions and the Bank, as administrative agent, as such agreement is in effect on the date hereof, without giving effect to (a) any subsequent amendment thereof or waiver or consent thereunder unless the Bank is a signatory, or otherwise consents, thereto or (b) any termination thereof.  Wherever a portion of the Syndicated Agreement is incorporated herein by reference, each reference in such incorporated provision to the “Administrative Agent,” a “Lender,” the “Required Lenders” or any similar term shall be deemed to be a reference to the Bank.

“Termination Date” means the earliest to occur of (a) March 31, 2009, (b) the date on which the Commitment Amount is reduced to zero pursuant to Section 2.4 or (c) the date on which all obligations of the Borrower hereunder become due and payable pursuant to Section 7.2.

“Unmatured Default” means an event that (unless cured or waived) would, with the lapse of time or the giving of notice, or both, constitute a Default.

1.2

Interpretation.  Unless otherwise specified herein, (a) references herein to a Section shall mean a Section hereof; and (b) the word “including” and derivatives thereof shall be deemed to be followed by the words “without limitation”.

2.

THE CREDIT.

2.1

Availability.  The Bank agrees to make loans (each a “Loan” and collectively the “Loans”) in Dollars to the Borrower from time to time before the Termination Date; provided that the outstanding principal amount of all Loans shall not at any time exceed the Commitment Amount.

2.2

Loan Procedures.  Each Loan shall be made on prior written notice from the Borrower received by the Bank not later than 1:00 p.m. (New York time) (a) in the case of a Eurodollar Loan, three Business Days prior to the requested date of such Loan and (b) in the case of a Base Rate Loan, on the requested date of such Loan.  Each such notice shall be substantially in the form of Exhibit A (with appropriate insertions).  Each Loan shall be in the amount of $1,000,000 or a higher integral multiple of $500,000.  The Bank will make such funds available to the Borrower by crediting an account designated in writing by the Borrower from time to time.

2.3

Conversion/Continuation Procedures.  The Borrower may from time to time convert any Base Rate Loan to a Eurodollar Loan (in whole or in part), or vice versa, or on the last day of the Interest Period for any Eurodollar Loan continue such Eurodollar Loan (in whole or in part) for a new Interest Period, by prior written notice from the Borrower received by the Bank not later than 1:00 p.m. (New York time) on (a) in the case of conversion to or continuation of a Eurodollar Loan, three Business Days prior to the requested date of such conversion or continuation, and (b) in the case of conversion to a Base Rate Loan, the requested date of such conversion; provided that (i) after giving effect to any such conversion or continuation, each outstanding Eurodollar Loan shall be in the amount of $1,000,000 or a higher integral multiple of $500,000; (ii) any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 3.3; and (iii) if the Borrower does not timely specify a new Interest Period for a Eurodollar Loan (and such Loan is not paid in full on the last day of the relevant Interest Period), such Loan shall convert to a Base Rate Loan on the last day of the Interest Period therefor.  Each notice of conversion or continuation of a Loan shall be substantially in the form of Exhibit B (with appropriate insertions).

2.4

Reduction of the Commitment Amount.  The Borrower may from time to time, upon two Business Days’ notice to the Bank (which notice shall be irrevocable), reduce the Commitment Amount to an amount that is not less than the outstanding principal amount of the Loans.  Any such reduction shall be in the amount of $5,000,000 or an integral multiple thereof.

2.5

Repayment of Loans.  The Borrower shall repay all outstanding Loans on the Termination Date.

2.6

Prepayments.  The Borrower may from time to time prepay any Loan in whole or in part; provided that (a) the Borrower shall notify the Bank of such prepayment not later than 1:00 p.m. (New York time) (i) two Business Days prior to the date of such prepayment, in the case of a Eurodollar Loan, and (ii) on the prepayment date, in the case of a Base Rate Loan; and (b) any partial prepayment of a Loan shall be in the amount of (and, after giving effect thereto all Loans shall be in an amount equal to) $1,000,000 or a higher integral multiple of $500,000.  Any prepayment of a Loan shall be made on a Business Day and shall be subject to the provisions of Section 3.3.

2.7

Interest.  The unpaid principal amount of each Loan shall bear interest at a rate per annum equal to (a) at any time such Loan is a Eurodollar Loan, the Eurodollar Rate for each applicable Interest Period plus 0.40%; and (b) at any time such Loan is a Base Rate Loan, the Base Rate as in effect from time to time; provided that during the existence of a Default, the Bank may, upon notice to the Borrower, require the Borrower to pay interest (i) on the unpaid principal amount of each Loan at a rate that is 2% per annum above the rate otherwise applicable thereto, and (ii) to the fullest extent permitted by law, on the amount of any interest, fee or other amount payable hereunder that is not paid when due, for each day during the period from the date such amount becomes due until such amount is paid in full, at a rate per annum equal to the sum of (A) at the Base Rate as in effect from time to time plus (B) 2.00%, in each case payable on demand.

2.8

Non-Use Fee.  The Borrower agrees to pay the Bank, for the period beginning on the date hereof and continuing to the Termination Date, a non-use fee of 0.125% per annum on the unused Commitment Amount as in effect from time to time.  Such fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date.

2.9

Computation of Interest and Fees.  All computations of interest and fees shall be made on the basis of a year of 360 days; provided that any computation of interest when the Base Rate is based upon the Bank’s prime rate shall be made on the basis of a year of 365 or, if applicable, 366 days.  Each determination of an interest rate by the Bank shall be conclusive and binding on the Borrower in the absence of manifest error.

2.10

Payments.  All payments to the Bank shall be made in immediately available funds, without setoff, counterclaim or other deduction, at its principal office in Chicago, Illinois (or at such other office as the Bank may reasonably specify) not later than 1:00 p.m. (New York time) on the date due (and funds received after that hour shall be deemed received on the next Business Day).  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately following Business Day; provided that, with respect to any payment to be made on a Eurodollar Loan, if the immediately following Business Day is the first Business Day of a calendar month, such payment shall be made on the immediately preceding Business Day.

2.11

Taxes.  The Borrower agrees to pay, or to reimburse the Bank for, all Taxes on the same basis as, and subject to the limitations and requirements of, the terms of Section 3.5 of the Syndicated Agreement as if such Section were set forth in full herein, mutatis mutandis.

2.12

Limitation on Interest Periods.  Notwithstanding any provision of Section 2.2 or 2.3, not more than five Interest Periods shall be in effect at any time.

3.

INCREASED COSTS; ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS.

3.1

Increased Costs.  The Borrower agrees to reimburse the Bank for any increase in the cost to the Bank of, or any reduction in the amount of any sum receivable by the Bank in respect of, making or maintaining any Loan as described in Section 3.1 of the Syndicated Agreement, and for any increased capital costs of the type described in Section 3.2 of the Syndicated Agreement, in each case as if the relevant Section were set forth in full herein, mutatis mutandis.

3.2

Changes in Law Rendering Eurodollar Loans Unlawful.  If the Bank makes any determination of the type described in Section 3.3 of the Syndicated Agreement, then, so long as the circumstances giving rise to such determination shall continue, (a) no Loans shall be made or continued as Eurodollar Loans (and each outstanding Loan shall (i) cease to bear interest based on the Eurodollar Rate on the date that the Bank specifies to the Borrower is required as a result of such determination and (ii) automatically convert to a Base Rate Loan on such date) and (b) except to the extent (and for so long as) any Loan may continue to bear interest at the Eurodollar Rate (or the provisions of Section 2.7 apply), all Loans shall bear interest at the Base Rate as in effect from time to time.

3.3

Funding Losses.  The Borrower will indemnify the Bank upon demand against any loss, cost or expense that the Bank may sustain or incur as a consequence of (a) any failure of the Borrower to borrow or continue a Loan on a date specified therefor in a notice thereof or (b) any payment (including any payment upon the Bank’s acceleration of the Loans) of a Loan on a day other than the last day of an Interest Period therefor, in each case in accordance with the terms of Section 3.4 of the Syndicated Agreement as if such Section were set forth in full herein, mutatis mutandis.

4.

CONDITIONS PRECEDENT.

4.1

Initial Loan.  The obligation of the Bank to make the initial Loan is subject to the condition precedent that the Bank shall have received all of the following, each duly executed and in form and substance (and dated a date) reasonably satisfactory to the Bank:

(a)

A certificate of the Secretary or an Assistant Secretary of the Borrower identifying by name and title, and bearing the signatures of, the officers of the Borrower authorized to sign this Agreement and the other documents related hereto , upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Borrower.

(b)

A certificate of the Borrower stating that:

(i)

The representations and warranties contained in Section 5 are correct in all material respects on and as of the date of this Agreement .

(ii)

No event has occurred and is continuing, or will result from the funding of the initial Loan, that constitutes a Default or an Unmatured.

(c)

Such other certificates and documents as the Bank may reasonably request.

4.2

Each Loan.  The obligation of the Bank to make any Loan (including the initial Loan) is subject to the conditions precedent that (a) all of the representations and warranties set forth in Section 5 are true and correct in all material respects as of the date of such Loan, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date and (b) no Default or Unmatured Default shall have occurred and be continuing or would result from the making of such Loan.

5.

REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Bank that:

5.1

Authorization and Validity.  The Borrower has the power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder, and such execution, delivery and performance have been duly authorized by proper corporate proceedings of the Borrower.  This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

5.2

No Conflict; Governmental Approvals.  None of the execution and delivery by the Borrower of this Agreement, the consummation of the transactions herein contemplated or compliance by the Borrower with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Principal Subsidiary, (ii) the Borrower's or any Principal Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Principal Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Principal Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or a Principal Subsidiary, is required to be obtained by the Borrower or any Principal Subsidiary in connection with the execution and delivery, or the legality, validity, binding effect or enforceability, of this Agreement, the borrowings hereunder or the payment and performance by the Borrower of the Obligations.

5.3

Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.4

Representations and Warranties in Syndicated Agreement.  Each representation and warranty of the Borrower set forth in Section 5.1, 5.4 through 5.7, 5.9, 5.10, 5.12 through 5.16 and 5.18 of the Syndicated Agreement is true and correct as if such representation and warranty and all related definitions were set forth in full herein, mutatis mutandis (it being understood that (a) references in Sections 5.4 and 5.5 of the Syndicated Agreement to “December 31, 2004” shall be deemed to be references to December 31, 2007; (b) the reference in Section 5.6 of the Syndicated Agreement to “December 31, 1996” shall be deemed to be a reference to December 31, 2003; and (c) the reference in Section 5.13 of the Syndicated Agreement to “the date of this Agreement” and the reference in Section 5.15 of the Syndicated Agreement to “the date hereof” shall be deemed to be references to August 29, 2008).

6.

COVENANTS.  The Borrower agrees that, so long as the Commitment has not been terminated or any obligation of the Borrower hereunder remains unpaid, the Borrower will:

6.1

Use of Proceeds.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans for general corporate purposes (in compliance with all applicable legal and regulatory requirements)

6.2

Syndicated Agreement Covenants.  Observe and perform each covenant set forth in Article VI of the Syndicated Agreement as if such covenant (and all related definitions) were set forth herein, mutatis mutandis (it being understood that any requirement that the Borrower provide notice or information to the Bank pursuant to the covenants incorporated herein shall be deemed satisfied if the Borrower provides such notice or information to the Bank pursuant to, and in accordance with the terms of, the Syndicated Agreement).

7.

EVENTS OF DEFAULT ; REMEDIES ..

7.1

Events of Default.   The occurrence and continuance of any one or more of the following events shall constitute a Default:

(a)

The Borrower shall fail to pay (i) any principal of any Loan when due and payable; or (ii) any interest on any Loan or other amount payable by the Borrower under this Agreement within two Business Days after the same becomes due and payable.

(b)

Any representation, warranty or certification made or deemed made herein by the Borrower, or any certificate furnished to the Bank pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made, deemed made, or furnished in any material respect.

(c)

The Borrower shall fail to perform or observe (i) any covenant set forth in Section 6.3, 6.4, 6.10, 6.11, 6.12, 6.13, 6.14 or 6.15 of the Syndicated Agreement as incorporated herein by reference; (ii) any other obligation (other than any obligation described in Section 7.1(a) or the preceding clause (i)) set forth in this Agreement (including any other provision of the Syndicated Agreement incorporated herein by reference) and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a senior officer of the Borrower becomes aware of such default, or (ii) the date on which notice thereof is given to the Borrower by the Bank.

(d)

Any “Default” under and as defined in the Syndicated Agreement shall occur and be continuing under Section 7.3, 7.7, 7.8, 7.9. 7.10, 7.11, 7.12 or 7.13 of the Syndicated Agreement; provided for purposes of this Section, “Indebtedness” as used in Section 7.3 of the Syndicated Agreement shall include Indebtedness under the Syndicated Agreement.

7.2

Remedies.  If any Default occurs as a result of an event described in Section 7.7 or 7.8 of the Syndicated Agreement with respect to the Borrower, the obligation of the Bank to make Loans shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Bank.  If any other Default occurs and is continuing, the Bank may terminate or suspend its obligation to make Loans or declare the Obligations to be due and payable, or both, whereupon such obligation shall be terminated or suspended and/or the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

8.

GENERAL.

8.1

Amendments and Waivers.  Except as otherwise expressly provided in the definition of “Syndicated Agreement”, no amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Bank.

8.2

Severability; No Waiver; Remedies.  The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.  No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.3

Costs and Expenses.  The Borrower shall pay, within 10 days after receipt of a reasonably detailed invoice therefor, all reasonable costs and expenses of the Bank (including reasonable attorneys’ fees and charges) arising out of, or in connection with, the preparation, execution and delivery of this Agreement or the protection or enforcement of any of the Bank’s rights hereunder.

8.4

Indemnification.  The Borrower agrees to indemnifies the Bank and its affiliates and each of their respective officers, directors, employees and agents (collectively the “Indemnified Persons”) for, and agrees to hold each Indemnified Person harmless against, all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not any Indemnified Person is a party thereto) that such Indemnified Person may incur in connection with this Agreement and the Loans hereunder, all to the same extent, on the same basis and subject to the same limitations set forth for indemnified parties in Section 9.6(ii) of the Syndicated Agreement.

8.5

Notices.  Except as otherwise provided herein, all notices and other communications hereunder shall be in writing, shall be directed to the applicable party at its address below its signature hereto (or such other address as it shall have specified by notice to the other party) and shall be deemed received in accordance with the provisions of Section 13.1 of the Syndicated Agreement.

8.6

Survival.  The obligations of the Borrower under Sections  2.11, 3.1, 3.3, 8.3 and 8.4 shall, subject to the limitations set forth therein and in the relevant provisions of the Syndicated Agreement that are incorporated therein by reference, survive repayment of the Loans and the termination of this Agreement.

8.7

Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.  Delivery of a counterpart hereof, or a signature page hereto, by facsimile or other electronic transmission (such as in a .pdf file) shall be effective as delivery of a manually-signed counterpart hereof.

8.8

Successors and Assigns.  Neither the Borrower nor the Bank may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided that no consent of the Borrower shall be required for any assignment by the Bank during the existence of a Default.  Notwithstanding any other provision set forth in this Agreement, the Bank may at any time create a security interest in all or any portion of its rights under this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB.

8.9

Right of Set-off.  In addition to, and without limitation of, any right of the Bank under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default exists, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Bank or any Affiliate of the Bank to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part thereof, shall then be due.

8.10

GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.11

USA PATRIOT ACT NOTIFICATION.  The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for the Borrower: When a borrower opens an account, if such borrower is an individual, the Bank will ask for such borrower’s name, residential address, tax identification number, date of birth, and other information that will allow the Bank to identify such borrower; and, if such borrower is not an individual, the Bank will ask for such borrower’s name, tax identification number, business address, and other information that will allow the Bank to identify such borrower.  The Bank may also ask, if such borrower is an individual, to see such borrower’s driver’s license or other identifying documents; and, if such borrower is not an individual, to see such borrower’s legal organizational documents or other identifying documents.

8.12

Waiver of Jury Trial.  THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

[Remainder of page intentionally left blank.]

Please acknowledge your agreement to the foregoing by signing and returning a copy of this Agreement.

JPMORGAN CHASE BANK, N.A.

By: /s/ David N. Slezewski

Name: David N. Slezewski

22 E. Mifflin St.
Madison, WI 53703

Attention: David N. Slezewski
Telephone: 608-282-6575
Facsimile:  608-282-6596

Agreed to as of the date first above written:

MADISON GAS AND ELECTRIC COMPANY

By /s/ Jeffrey C. Newman

Name: Jeffrey C. Newman

Title:  Vice President and Treasurer

133 S. Blair St.
Madison, WI  53701

Attention: Vice President and Treasurer

Telephone: 608-252-7149

Facsimile:  608-252-7098

EXHIBIT A

Form of
Borrowing Request

JPMorgan Chase Bank, N.A.

[Address]

Attention:

Telephone:

Facsimile:

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of August 29, 2008 between the undersigned and JPMorgan Chase Bank, N.A. (as amended from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The Borrower requests a Loan as follows:

1.

Date of Loan:

.

2.

Amount of Loan:

$

.

3.

Rate Basis:

[Eurodollar or Base] Rate.

[4.

Initial Interest Period:

 month[s].]

The Borrower represents and warrants that (a) all of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects as of the date of the requested Loan, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and (b) no Default or Unmatured Default has occurred and is continuing or will result from the making of such Loan.

MADISON GAS AND ELECTRIC COMPANY

By

Title

EXHIBIT B

Form of
Conversion/Continuation Request

JPMorgan Chase Bank, N.A.

[Address]

Attention:

Telephone:

Facsimile:

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of August 29, 2008 between the undersigned and JPMorgan Chase Bank, N.A. (as amended from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The Borrower requests the [conversion] [continuation] of the Loan specified below as follows:

1.

The Conversion/Continuation Date is            , 20__.

2.

The aggregate amount of the Loan to be [converted] [continued] is $            .

3.

The Loan is to be [converted into] [continued as] [Base Rate] [Eurodollar] Loans.

[4.

The duration of the Interest Period for the Eurodollar Loans being [converted] [continued] shall be [     ] month[s]].

MADISON GAS AND ELECTRIC COMPANY

By

Title